UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 26, 2012 (Date of earliest event reported)
Stillwater Mining Company (Exact name of registrant as specified in its charter)

DE (State or other jurisdiction of incorporation)	001-13053 (Commission File Number)	81-0480654 (IRS Employer Identification Number)

1321 Discovery Drive (Address of principal executive offices)		59102 (Zip Code)
4063738700 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of Stillwater Mining Company (the “Company”) was held on April 26, 2012.  The following proposals were submitted by the Board of Directors to a vote of security holders and the final results of the voting on each proposal are noted below.

Proposal 1 – Election of Directors

The following seven directors were nominated to serve for a one year term expiring at the Annual Meeting of Stockholders to be held in 2013, or when their successors are otherwise duly elected and qualified.  The seven directors, as indicated below, were elected as directors of the Company.

Nominee	For	Withheld

Craig L. Fuller	50,300,450	3,270,682
Patrick M. James	48,436,431	5,134,701
Steven S. Lucas	50,508,780	3,062,352
Francis R. McAllister	48,340,759	5,230,373
Michael S. Parrett	49,419,594	4,151,538
Sheryl K. Pressler	49,206,196	4,364,936
Michael Schiavone	49,409,370	4,161,762

Proposal 2 – Proposal to approve Stillwater Mining Company 2012 Equity Incentive Plan.

For	Against	Abstain
49,719,362	3,706,956	144,814

Proposal 3 - Ratification of the Appointment of KPMG LLP as Independent Registered Accounting Firm.

The stockholders were asked to ratify the appointment of KPMG LLP as Stillwater Mining Company’s independent public accounting firm for the fiscal year ending December 31, 2012.  The appointment was approved by the requisite vote of the shares represented in person or by proxy and entitled to vote, as indicated below.

For	Against	Abstain
75,875,371	530,040	274,836

Proposal 4 – An advisory vote on Executive Officer Compensation.

For	Against	Abstain
43,818,446	9,478,807	273,879

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 30, 2012	STILLWATER MINING COMPANY By: /s/ John R. Stark John R. Stark Executive Vice President